Exhibit 99.1

SimpleTech Announces Plan to Adopt New Corporate Name ‘STEC, Inc.’

New Corporate Name Reflects Divestiture of Its Consumer Division and Increased Focus Solely

On Continuing Growth of Its Highly Profitable OEM Division

SANTA ANA, Calif., Feb. 9, 2007 (PRIME NEWSWIRE) – SimpleTech, Inc. (Nasdaq: STEC) announced today plans to changed its corporate name to “STEC, Inc.” (pronounced “es tee ee see”) following the company’s divestiture of its Consumer Division. The SimpleTech name, known for its brand recognition in consumer markets, will carryover to the new owner of the Consumer Division. As part of the name change, STEC has released a new company logo and launched a new company website at www.stec-inc.com. Although the legal name of the company will continue to be SimpleTech, Inc. until the name change process has been completed, for marketing and branding purposes the company will now begin to refer to itself under the new corporate name.

“2007 marks an important point in the evolution of this organization,” said Manouch Moshayedi, chairman and chief executive officer of STEC. “Over the past 17 years, we have developed unique competencies in serving both OEM and Consumer markets, and those markets have diverged over time. And now STEC, with a singular focus on the immense opportunities serving OEMs, is expected to continue building on the revenue growth and record profitability that we achieved in 2006. We will do so by leveraging our expanding IP portfolio and customized engineering capabilities. Through the corporate name change, our objective is to clearly emphasize the unique customer orientation and value proposition of our OEM business unit.”

Conference Call

STEC will hold an open conference call to discuss the divestiture of its Consumer Division and prospects for its OEM Division and other announcements made by the company in press releases issued today. The call will take place on Monday, February 12, 2007, at 5:30 a.m., Pacific/8:30 a.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International). The conference ID # is 8838312. The webcast will be archived and a replay available approximately two hours after the live call concludes. The replay can be accessed for at least the next twelve months. The webcast archive can be accessed at the company’s new website: www.stec-inc.com, click “Investors.”

About SimpleTech, Inc. (Nasdaq:STEC)

SimpleTech, Inc., which is changing its name to STEC, Inc., designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. The company has announced that it intends to change its corporate legal name from SimpleTech, Inc. to STEC, Inc. Although the legal name of the company will continue to be

SimpleTech, Inc. until the name change process has been completed, for marketing and branding purposes the company has begun referring to itself as STEC. For information about STEC and to subscribe to the company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “Investors” and then “Email Alert.”

The STEC logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our corporate name change, opportunities with OEM customers, continuing to build on the revenue growth and record profitability achieved in 2006, and plans to leverage our expanding IP portfolio and customized engineering capabilities. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; delays in the qualification process of our products with customers; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; effects of seasonality; interruptions or delays at the semiconductor manufacturing facilities that supply products to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.